EXHIBIT 10.4

Stock Option Agreement

Pursuant To

The Hain Celestial Group, Inc. Amended and Restated

2002 Long Term Incentive and Stock Award Plan

(A)	Optionee:	__________________________	Employee ID _________

(B)	Grant Date:

(C)	Shares:	__________________________

(D)	Vesting Schedule:	_____________
_____________
_____________
_____________

(E)	Expiration Date:

(F)	Exercise Price:	$_____________

(G)	Option Type:	Non Qualified Stock Option (NQSO)

The Hain Celestial Group, Inc. (“Company”) has granted you an option to purchase the number of shares of Common Stock of the Company shown in item (C) above (the “Shares”) at the Exercise Price per share shown in item (F) above. This option is subject to the terms of the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan (“Plan”) and to the terms and conditions set forth in this Stock Option Agreement under the Plan (“Agreement”). Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Plan.

The details of your option are as follows:

1.	Term:

The term of this option commences on the Grant Date shown in item (B) above and, unless it expires earlier due to your termination of service as provided in Section 4 below, the option will expire at the close of business on the Expiration Date shown in item (E) above.

2.	Exercise Schedule:

(a)	This option will vest and become exercisable in installments on the schedule indicated in item (D) above.

(b)	However, if one or more of the following events occurs:

(i)	any merger, consolidation, recapitalization, reorganization, acquisition or other business combination involving the Company, other than (A) any transaction in which the Company is the surviving entity and the holders of the outstanding voting securities of the Company immediately prior to the transaction receive or retain securities representing more than 50% of the voting power of all of the securities of the Company outstanding immediately after the transaction (with each holder’s voting power relative to other holders remaining substantially unchanged) or (B) any transaction the purpose of which is to change the jurisdiction of organization of the Company and in which outstanding options under the Plan are assumed by the surviving entity or replaced with comparable options, as determined by the Committee, or

(ii)	any person, group or entity is or becomes the beneficial owner, directly or indirectly, of 50% or more of the voting power of all of the then-outstanding securities of the Company, or

(iii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company, or the approval by the stockholders of the Company of a plan of complete liquidation,

then any portion of the option which has not yet vested and become exercisable shall, immediately prior to the record date for distribution with respect to such event, or if there is no such record date, then immediately prior to such event, become immediately vested and exercisable.

(c)	If your service is terminated by the Company without “cause” (as defined in Section 4(c) below), due to your death, or due to your disability (as defined in Section 22(e)(3) of the Code), then any portion of the option which has not yet vested shall become immediately vested and exercisable in full.

(d)	If you elect to terminate your service on or after the earliest date upon which you are eligible for social security retirement benefits (such a termination, “Retirement”), then any portion of the option which has not yet vested shall become immediately vested and exercisable in full.

3.	Limitation on Incentive Stock Options:

If this option is intended to be treated as an incentive stock option as defined in Section 422 of the Code (see item (G) above), then to the extent that the aggregate fair market value (determined at the time of grant) of shares of the Company with respect to which incentive stock options are exercisable for the first time by you during any calendar year under all plans of the Company or its parent or subsidiary corporations exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as nonqualified stock options. It should be understood that there is no assurance that this option will, in fact, be treated as an incentive stock option.

4.	Accelerated Termination of Option Term:

(a)	Termination of Service Other Than for Cause. Except as set forth in Section 4(b), if, prior to the Expiration Date of the option, your service is terminated for any reason other than due to termination of your service for “cause” (as defined in Section 4(c) below) you (or after your death, your estate or designated beneficiary) can exercise the portion, if any, of the option that was vested and exercisable at the time of such termination for three months following the termination (or six months in the case of termination due to your death), but in no event beyond the Expiration Date. Any portion of the option that is either not exercisable at the time of termination or which is not exercised by the end of the three month period after termination (or six month period in the case of termination due to your death) will automatically terminate and be forfeited. Unless otherwise determined by the Committee, no further vesting will occur after your termination of service for any reason. Notwithstanding the foregoing, special exercise provisions will apply (in accordance with Section 5(d)) if your death occurs within ninety (90) days before the Expiration Date and your estate or designated beneficiary does not elect to exercise your vested options on or before the first business day immediately preceding the Expiration Date.

(b)	Termination Without Cause. If, prior to the Expiration Date of the option, your service is terminated as a result of your Retirement or by the Company without “cause” (as defined in Section 4(c) below), then any unvested portion of your option shall become vested and exercisable in accordance with Section 2(c) or 2(d), as applicable. In addition, your option shall remain exercisable for the remaining term of the option through the Expiration Date.

(c)	Termination for Cause. If, prior to the Expiration Date of the option, your service is terminated for cause, any unvested portion of the option will immediately terminate and be forfeited; thereafter you will have three months following such termination to exercise the vested portion of your option. Any portion of your vested option which is not exercised by the end of this three month period will automatically terminate and be forfeited. For purposes of this Agreement, your service may be terminated for “cause” if it is determined, in good faith, that there has been continued gross neglect or material failure in the performance of your duties and obligations to the Company or willful and malicious misconduct on your part in connection with the performance of your duties, including, but not limited to, criminal acts, acts of malfeasance, dishonesty, or willful neglect in the performance of your duties or other acts that adversely affect the business of the Company.

(d)	Death after Termination of Service. If you die after your service has terminated and at a time when all or a portion of the option remains exercisable, your estate or designated beneficiary can exercise that portion of the option that remains exercisable for six months following your death (but not beyond the Expiration Date). Any portion of the option that is not exercised by the end of the six month period will automatically terminate and be forfeited. Notwithstanding the foregoing, special exercise provisions will apply (in accordance with Section 5(d)) if your death occurs within ninety (90) days before the Expiration Date and your estate or designated beneficiary does not elect to exercise your options on or before the first business day immediately preceding the Expiration Date.

(e)	Service. For purposes of this Agreement, you will be treated as continuing to provide “service” as long as you are an employee or consultant of the Company or one or more of its Subsidiaries, and you will be treated as a consultant for so long as you are actively rendering consulting services on a periodic basis to the Company or one or more of its Subsidiaries.

5.	Manner of Exercising Option:

(a)	In order to exercise this option with respect to all or any part of the Shares for which this option is at the time exercisable, you (or in the case of exercise after your death, your executor, administrator, heir or beneficiary, as the case may be) must take the following actions:

(i)	provide the Chief Financial Officer of the Company with written notice on a form approved by the Committee of such exercise, specifying the number of Shares with respect to which the option is being exercised, or (b) provide the Chief Financial Officer of the Company or such third party involved in administering the Plan as the Company may designate from time to time with electronic notice of such exercise, specifying the number of Shares with respect to which the option is being exercised.

(ii)

pay the Exercise Price for the purchased Shares in one or more of the following alternative forms: (A) full payment in cash or by check payable to the Company’s order; (B) full payment in shares of Common Stock of the Company held for at least six months and valued at fair market value on the exercise date; (C) full payment in combination of shares of Common Stock of the Company held for at least six months and valued at fair market value on the exercise date and cash or check payable to the Company’s order; or (D) to the extent the Committee expressly authorizes payment effected as a “cashless exercise” through a broker-dealer sale and remittance procedure pursuant to which you (I) will provide irrevocable written instructions to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds, an amount equal to the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, State and local income and employment taxes required to be withheld by the Company by reason of such purchase and (II) will provide written directives to the Company to deliver the certificates for the purchased shares directly to such broker-dealer, and

(iii)	furnish to the Company appropriate documentation that the person or persons exercising the option, if other than you, have the right to exercise this option.

(b)	In no event may this option be exercised for any fractional share.

(c)	You hereby agree to make appropriate arrangements with the Company or subsidiary thereof by which you are employed or retained for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

(d)	Notwithstanding anything in this Agreement to the contrary, in the event of your death within ninety (90) days before the Expiration Date, if your estate or designated beneficiary does not exercise your vested options, then, provided the exercise price of your vested options is less than the then fair market value of the Common Stock on the first business day immediately preceding the Expiration Date, then your estate or designated beneficiary will be deemed to have exercised the vested options on such date and given permission to the Company to effectuate a “cashless exercise” through a broker-dealer sale procedure pursuant to which a broker selected by the Company will be provided irrevocable written instructions to effect the immediate sale of all of the shares underlying these options and remit to the Company, out of the sale proceeds, an amount equal to the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, State and local income and employment taxes required to be withheld by the Company by reason of such purchase. The remaining sales proceeds will be transferred to your estate or beneficiary, as applicable.

6.	Transferability:

(a)	Nontransferability for Incentive Stock Options. If this option is intended to be an incentive stock option (see item (G) above), then the option may not be assigned or otherwise transferred in any manner other than by will or by the laws of descent and distribution (except pursuant to a beneficiary designation), and it may be exercised during your lifetime only by you.

(b)

Limited Transferability for Nonqualified Stock Options. If this option is intended to be a nonqualified stock option (see item (G) above), then this option may be assigned or otherwise transferred by you in the following circumstances: (i) by will or the laws of descent and distribution; (ii) by valid beneficiary designation taking effect at death made in accordance with procedures established by the Board of Directors of the Company or any committee thereof; or (iii) by gift to members of your immediate family. Any option held by a transferee will continue to be subject to the same terms and conditions that were applicable to the option immediately prior to the transfer, except that the option will be transferable by the transferee only by will or the laws of descent and distribution and may be exercised only by the transferee. For purposes of the above, “immediate family” means your children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brother and sisters), nieces, nephews, in-laws, including adoptive relationships, any person sharing your household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial ownership, a foundation in which you or these persons control the management of assets, and any other entity in which you or these persons own more than 50% of the voting interests. In addition, any transfer of your nonqualified stock option to an immediate family member is subject to the following conditions:

•

you must immediately provide notice to the Company of such transfer and provide such information about the transferee as the Company may request (including, but not limited to, name of transferee, address of transferee, and taxpayer identification number);

•	the transferee may not make any subsequent transfer (except by will or the laws of descent and distribution);

•	any Shares issued to a transferee upon exercise may bear such legends as deemed appropriate by the Company;

•	the Company has no obligation to deliver any Shares following an exercise until all applicable withholding taxes are satisfied;

•	you agree to deliver a copy of this Agreement, including any amendments thereto, to the transferee.

7.	Privilege of Stock Ownership:

You will not have any rights of a shareholder with respect to the Shares until you have exercised the option, paid the Exercise Price and been issued a stock certificate for the purchased shares.

8.	Notices:

Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Chief Financial Officer at its corporate offices or delivered electronically as describe in Section 8(a) hereto. Any notice required to be given or delivered to you will be in writing and addressed to you at the address indicated below your signature line herein, or at the e-mail address, if any, provided for you by the Company. All notices will be deemed to be given or delivered upon personal delivery, electronic delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified. In addition, the Company may prescribe or permit other forms of notice (including, but not limited to electronic methods and overnight delivery services) for the provision of any notice that is required to be given or delivered pursuant to this Agreement.

(a)	Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to you electronically. In addition, you may deliver electronically the Notice to the Chief Financial Officer of the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)	Consent to Electronic Delivery. You acknowledge that you have read Section 8(a) of this Agreement and consents to the electronic delivery of the Plan documents and the Notice, as described in Section 8(a). You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing. You further acknowledge that you will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, you understand that you must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. You may revoke your consent to the electronic delivery of documents described in Section 8(a) or may change the electronic mail address to which such documents are to be delivered (if you have provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, you understand that you are not required to consent to electronic delivery of documents described in Section 8(a).

9.	Termination or Amendment.

The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect your rights under this Agreement without your consent unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

10.	Incorporation of Plan; Construction:

This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. The terms of the Plan are incorporated herein by reference. Any dispute regarding the interpretation of this Agreement will be submitted to the Committee for resolution. The decision of the Committee will be final, binding and conclusive.

The Hain Celestial Group, Inc.

By:
NAME/TITLE

Dated:

I hereby agree to be bound by the terms and conditions of this Agreement and the Plan.

By:

Dated: